AMENDMENT NO. 5 TO THE AMENDED AND RESTATED WHOLESALE FINANCING PLAN
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This Amendment No. 5 to the Amended and Restated Wholesale Financing Plan (the “Amendment”) is entered into effective as of February 15, 2017 by and between Titan Machinery, Inc., (“Debtor”) and DLL Finance LLC (f.k.a. Agricredit Acceptance LLC) (“Secured Party”) (each a “Party” and collectively the “Parties”).

Debtor and Agricredit Acceptance LLC, as predecessor in interest to Secured Party, entered into the Amended and Restated Wholesale Financing Plan dated October 31, 2013, as amended by Amendment No. 1 to the Amended and Restated Wholesale Financing Plan dated April 1, 2015, Amendment No. 2 to the Amended and Restated Wholesale Financing Plan dated September 1, 2015, Amendment No. 3 to the Amended and Restated Wholesale Financing Plan dated April 1, 2016, and Amendment No. 4 to the Amended and Restated Wholesale Financing Plan dated August 31, 2016 (as amended, the “Agreement”), and Debtor and Secured Party now desire to further amend the Agreement as set forth below.

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Integration. Except as amended herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

2.	Amendment. The Agreement shall be amended as follows:

a.
The Total Amount of Uncommitted Credit Facility at Approval, as indicated on the first page of the Agreement, shall be deleted and replaced with Forty-Five Million Dollars ($45,000,000.00). Debtor waives receipt of written notice from Secured Party regarding the foregoing.

b.	Section 10, titled “Annual Renewal Fee,” is hereby deleted in its entirety and replaced with the following:

10.
ANNUAL RENEWAL FEE. In addition to Debtor’s obligations, representations and warranties hereunder, Debtor shall pay to Secured Party an Annual Renewal Fee equal to ten thousand dollars ($10,000.00). Secured Party will invoice the Annual Renewal Fee by July 31st of each year. The annual renewal fee shall be due and payable to Secured Party no later than August 31st of that year.

3.
Miscellaneous. This Amendment may be executed in counterparts, including facsimile counterparts, each of which will constitute an original, but which collectively will form one and the same instrument. This Amendment constitutes the final agreement between the Parties and is the exclusive expression of the Parties’ agreement on the matters contained herein. All earlier and contemporaneous negotiations and agreements between the Parties on the matters contained herein are expressly merged into and superseded by this Amendment. Any modification or additions to the terms of this Amendment must be in a written agreement identified as an amendment and executed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date set forth above.
Titan Machinery, Inc.		DLL Finance LLC At: 8001 Birchwood Court, Johnston, IA 50131
Debtor
/s/ Ted O. Christianson		/s/ Todd R. Cate
Authorized Signature		Authorized Signature
Ted O. Christianson, Treasurer	2/1/17	Todd R. Cate, VP Operations	2/2/2017
Print Name & Title	Date	Print Name & Title	Date